Exhibit A

Joint Filing Agreement

In accordance with Rule 13d-1(k) promulgated under the U.S. Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other reporting persons on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Class A Shares representing limited liability company interests of WaterBridge Infrastructure LLC, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of November 6, 2025.

GIC PRIVATE LTD

By:	/s/ Wong Hui Ping
	Name:	Wong Hui Ping
	Title:	Senior Vice President

By:	/s/ Wee Linrong
	Name:	Wee Linrong
	Title:	Senior Vice President

GIC SPECIAL INVESTMENTS PRIVATE LIMITED

By:	/s/ Sensen Lin
	Name:	Sensen Lin
	Title:	Managing Director

ASHBURTON INVESTMENT PRIVATE LIMITED

By:	/s/ Arthur Chen Yi-Liong
	Name:	Arthur Chen Yi-Liong
	Title:	Senior Vice President